PRESS RELEASE

FOR IMMEDIATE RELEASE

FORMER PROLUNG DIRECTORS SUPPORT THE COMPANY’S INTERIM CEO JARED BAUER AND INCUMBENT BOARD OF DIRECTORS

Salt Lake City, UT, October 2, 2018 – ProLung, Inc. (“ProLung” or the “Company”) today disclosed a letter to its stockholders from former ProLung® Board Members Clark Campbell, William Fresh, Rich McKeown, Tim Treu and Dennis Tulane. The complete text of the letter is set forth below.

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Dear ProLung Stockholders:

We, the undersigned former directors of ProLung, Inc., express our support for the current Board of Directors, management team, and expert industry advisors that are now executing on a plan to move the Company forward.

Sincerely,

Mr. Clark Campbell

Mr. William (Bill) Fresh

Mr. Rich McKeown

Mr. Tim Treu

Mr. Dennis Tulane

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Mr. Jared Bauer, interim CEO at ProLung, stated, “Our current Board of Directors and management team are extremely grateful for the show of support from the former Directors of ProLung affirming the strategic path we are pursuing to move the Company forward. Given their in-depth understanding of our long-term goals, the operations of ProLung and the challenges we face, their endorsement is both instructive and significant.”

THE CHOICE IS CLEAR

PLEASE FILL OUT AND RETURN THE GOLD CONSENT REVOCATION CARD

Regardless of how many shares you own, your consent revocation is very important. Please sign, date and mail the GOLD Consent Revocation card you have received, or submit your GOLD Consent Revocation Card shares via facsimile (in which case, please be sure to fax both sides of the GOLD Consent Revocation Card). By returning your GOLD consent revocation card, you will support our highly qualified directors: Michael Garff, Mark V. Anderson, Robert W. Raybould, J. Scott Nixon and Jared Bauer. WE STRONGLY RECOMMEND THAT YOU REJECT EACH OF THE EROR GROUP’S PROPOSED CONSENT ACTIONS. In particular, your Board recommends that you do NOT sign or return any WHITE consent card that has been or may be sent to you by or on behalf of Mr. Eror.

Even if you have sent a WHITE consent card to the Eror Group, you have every legal right to change your vote. You may revoke that consent, and revoke your consent as recommended by your board by signing, dating and mailing the GOLD Consent Revocation Card you have received, or by using the Internet Consent Voting facility created for your convenience, or by using the Interactive Voice Response (IVR) telephone consent voting toll-free number detailed on your GOLD Consent Revocation card.

If you have any questions on the consent revocation, or need a copy of your GOLD Consent Revocation Card, please contact:

Laurel Hill Advisory Group

575 Jericho Turnpike, Suite 101

Jericho, New York 11753

Banks and Brokers Call (516) 933-3100

All Others Call Toll-Free (888) 742-1305

Email: info@laurelhill.com

If you have any comments or questions, please contact Joe Contorno, jcontorno@laurelhill.com

Media Contact:

Phil Denning- ICR Inc.

Phil.Denning@ICRinc.com

(646)277-1258

About ProLung, Inc.

The mission of ProLung, Inc. (“ProLung” or the “Company”) is to make a difference in time for lung cancer patients. ProLung is the world leader in innovative predictive analytics technology and non-invasive tests for the risk stratification of lung cancer. The Company develops, tests, and commercializes solutions which may shorten the time to diagnosis and expand the therapeutic window for lung cancer patients. ProLung’s predictive analytics platform for lung cancer risk stratification is approved for sale in the European Economic Area and investigational use in the USA.

Important Additional Information

ProLung, its directors and certain of its officers are participants in the solicitation of consent revocations from ProLung’s stockholders in connection with the consent solicitation conducted by Mr. Steven C. Eror and certain other persons acting in concert therewith (the “Consent Solicitation”). On August 27, 2017, Company filed a definitive consent revocation statement and GOLD consent revocation card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of consent revocations from the Company’s stockholders. STOCKHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH CONSENT REVOCATION STATEMENT, ACCOMPANYING GOLD CONSENT REVOCATION CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Our definitive consent revocation statementcontains information regarding the direct and indirect interest, by securities holdings or otherwise, of the Company’s directors and executive officers in the Company’s securities. In the event that the holdings of the Company’s securities change from the amounts provided in our definitive consent revocation statement, such changes will be set forth in SEC filings on Forms 3, 4 and 5, which can be found through the Company’s website at www.prolunginc.com in the section “Investor Relations” or through the SEC’s website at www.sec.gov. Stockholders will be able to obtain any consent revocation statement, any amendments or supplements to our consent revocation statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at www.prolunginc.com in the section “Investor Relations.”

Forward-Looking Statements

This release may contain forward-looking statements regarding projected business performance, operating results, financial condition and other aspects of the Company, expressed by such language as “expected,” “anticipated,” “projected” and “forecasted.” Please be advised that such statements are estimates only and there is no assurance that the results stated or implied by forward-looking statements will actually be realized by the Company. Forward-looking statements may be based on management assumptions that prove to be wrong. The Company and its business are subject to substantial risks and potential events beyond its control that would cause material differences between predicted results and actual results, including the Company incurring operating losses and experiencing unexpected material adverse events.